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                                  [LETTERHEAD]


                                 January 9, 1997



Paradise Music & Entertainment, Inc.
420 West 45th Street, 5th Floor
New York, New York  10036


Ladies and Gentlemen:

          We refer to the Registration Statement on Form SB-2, File No. 333-13941 (the "Registration Statement"), filed by Paradise Music & Entertainment, Inc. (the "Company") with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended:

          (i) 1,150,000 Units, including Units to cover overallotments ("Units"), each Unit consisting of:

                 (a) one share of Common Stock, $.01 par value per share (the "Common Stock"), of the Company; and

                 (b) one Redeemable Common Stock Purchase Warrant (the "Warrants"), with two Warrants entitling the holder to purchase one share of Common Stock,

for sale by the Company in an underwritten public offering, for an aggregate of 1,725,000 shares of Common Stock and 1,150,000 Warrants;

         (ii) 100,000 Units pursuant to the representative's warrants (the "Representative's Warrants") and the underlying securities, for an aggregate of 100,000 Warrants, and 150,000 shares of Common Stock; and

        (iii) an additional 78,333 shares of Common Stock for sale by the holders thereof as set forth in the Registration Statement (the "Selling Stockholders").

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          As counsel to the Company, we have examined such corporate records, documents, agreements and such matters of law as we have considered necessary or appropriate for the purpose of this opinion. Upon the basis of such examination, we advise you that in our opinion:

          (i) the Common Stock contained in the Units to be sold by the Company to Donald & Co. Securities Inc. (the "Representative"), if and when paid for and issued in accordance with the terms of the Underwriting Agreement between the Company and the Representative in the form of Exhibit 1.1 to the Registration Statement (the "Underwriting Agreement"), will be validly issued, fully paid and nonassessable;

         (ii) the Common Stock issuable upon exercise of the Warrants contained in the Units to be sold by the Company to the Representative, if and when paid for and issued upon exercise of such Warrants in accordance with the terms of the Warrant Agreement between the Company and Continental Stock Transfer & Trust Company in the form of Exhibit 4.4 to the Registration Statement (the "Warrant Agreement") will be validly issued, fully paid and nonassessable;

        (iii) the Common Stock issuable upon exercise of the Representative's Warrants, if and when paid for and issued upon exercise of the Representative's Warrants in accordance with the terms of the Representative's Warrant Agreement between the Company and the Representative in the form of Exhibit 4.3 to the Registration Statement (the "Representative's Warrant Agreement"), will be validly issued, fully paid and nonassessable;

         (iv) the Common Stock issuable upon exercise of the Warrants underlying the Representative's Warrants, if and when paid for and issued upon exercise of such Warrants in accordance with the terms of the Representative's Warrant Agreement, will be validly issued, fully paid and nonassessable;

          (v) the Warrants to be sold by the Company to the Representative, if and when paid for and issued in accordance with the terms of the Underwriting Agreement and the Warrant Agreement, will be valid and binding obligations of the Company;

         (vi) the Representative's Warrants to be sold by the Company to the Representative, if and when paid for and issued in accordance with the terms of the Underwriting Agreement and the Representative's Warrant Agreement, will be a valid and binding obligation of the Company;

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        (vii)    the Warrants issuable upon exercise of the Representative's
Warrants, if and when paid for and issued in accordance with the terms of the Representative's Warrant Agreement and the Warrant Agreement, will be valid and binding obligations of the Company; and

       (viii) the Common Stock issued to the Selling Stockholders has been validly issued and is fully paid and nonassessable.

          The opinions expressed in paragraphs (v), (vi) and (vii) with regard to the validity and binding nature of the obligations referred to therein are limited to the extent that the validity and binding nature of such obligations may be limited by bankruptcy, insolvency, moratorium or other similar laws or equitable principles relating to or limiting creditors' rights generally.

          We are members of the New York Bar, and the opinions expressed herein are limited to questions arising under the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

          We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement. Reference is made to the sections of the Registration Statement entitled "Offering by Selling Stockholders" and "Legal Matters" for a description of the relationship of Walter M. Epstein, of counsel to this firm, to the Company, including a description of ownership of the Company's securities by Mr. Epstein.

                                        Very truly yours,



                                        RUBIN BAUM LEVIN CONSTANT & FRIEDMAN